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                                                                    EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-14421, 333-12899, 333-01913, 333-01643, 33-63669, 33-63037,
33-63039, 33-61653, 33-61655 and 33-88888 and Forms S-8 No. 33-30149, 33-38305,
33-38304, 33-52228, 33-43663, 33-52226, 33-68076, 33-81284, 33-79496, 33-81282
and 333-12903 and Form S-4 No. 333-15853) of Staples, Inc. and in the related Prospectus of our report dated March 3, 1997, except for Note B as to which the date is April 22, 1997, with respect to the consolidated financial statements of Staples, Inc. included in this Annual Report (Form 10-K) for the year ended February 1, 1997.


/s/ Ernst & Young LLP
-----------------------------
ERNST & YOUNG LLP



Boston, Massachusetts
April 22, 1997